Exhibit 23.4

                         CONSENT OF EXPERTS AND COUNSEL

This Consent of Experts and Counsel (the "Consent") is granted this 20th day of January, 2005 by Alexander V. Rilkov (the "Expert" ) to Siberian Energy Group Inc., a Nevada corporation (the "Company"), to be effective as of the date of signing.

Pursuant to Item 601(b)(23) of Regulation S-B, the Expert hereby authorizes the Company to use and reference any professional works, publications, reviews, and/or estimates produced by the Expert for the purposes of filing a Prospectus with the Securities and Exchange Commission, to be made publicly available. Furthermore, the Expert acknowledges that any professional judgment on his behalf may produce an impact on the Company's operating and financing strategies.


                                    * * * * *
     IN WITNESS WHEREOF, I hereby consent to the aforesaid conditions and circumstances and agree to be named an expert pursuant to Section 7(a) of the Securities Act.


                                            EXPERT


20  January,  2005                          /s/ Alexander V. Rilkov
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DATE                                        SIGNATURE

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